Exhibit 5.1

ATTORNEYS AT LAW

May 11, 2023 Board of Directors Harbor Custom Development, Inc. 11505 Burnham Dr., Suite 301 Gig Harbor, WA 98332

Michael J. FitzGerald*

Eoin L. Kreditor*

Lynne Bolduc

Robert C. Risbrough

George Vausher, LLM, CPA‡

David M. Lawrence

Robert M. Yoakum

Sherilyn Learned O’Dell

Charles C. McKenna

David R. Hunt

Natalie F. Foti

Brook John Changala

Josephine Rachelle Aranda

Pfrancez C. Quijano

William Allen Miller

Bill Sembel

Sam Sayed

John M. Marston†

Deborah M. Rosenthal†

Maria M. Rullo†

Re: Registration Statement No. 333-271550

Ladies and Gentlemen:

We have acted as counsel to Harbor Custom Development, Inc., a Washington corporation (the “Company”), “), in connection with the proposed issuance of (i) up to 2,087,683 shares (the “Shares”) of common stock of the Company (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,087,683 shares of Common Stock and the shares of Common Stock issuable upon exercise thereof (the “Pre-Funded Warrant Shares”), and (iii) warrants (the “Purchase Warrants”) to purchase up to 2,087,683 shares of Common Stock and the shares of Common Stock issuable upon exercise thereof (the “Purchase Warrant Shares”). The Registration Statement also covers the issuance of warrants to purchase up to 125,261 shares of Common Stock to H.C. Wainwright & Co., LLC, the placement agent for the offering (the “Placement Agent Warrants”) and the shares of Common Stock issuable upon exercise thereof (the “Placement Agent Warrant Shares”). The Pre-Funded Warrants, the Purchase Warrants, and the Placement Agent Warrants are collectively referred to herein as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares” and collectively, all referred to as the “Securities.”

The Securities are included in the registration statement (“Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Act”), including a related prospectus included in the Registration Statement (the “Prospectus”) initially filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2023, as amended (Registration No. 333-271550).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s articles of incorporation and bylaws, each as currently in effect, the forms of the Warrants filed as exhibits to the Registration Statement, and such other documents, records, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness, and authenticity of certificates of public officials, and the due authorization, execution, and delivery of all documents by all persons other than the Company where authorization, execution, and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

2 Park Plaza, Suite 850 ˖ Irvine, California 92614 | 800 West Sixth Street, Suite 1500 ˖ Los Angeles, California 90017
Telephone: 949-788-8900 ˖ Facsimile: 949-788-8980 ˖ www.fkbrlegal.com

*Professional Corporation ˖ †Of Counsel ˖ ‡Certified Specialist in Estate Planning, Trust & Probate Law, and in Taxation Law, State Bar of California

May 11, 2023 Page 2

We are opining herein as to the Washington Business Corporation Act of the State of Washington and federal laws of the United States and we express no opinion with respect to any other laws.

We express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, antidilution adjustments to outstanding securities of the Company, and/or other matters, may cause the Warrants to be exercisable for more shares of the Common Stock than the number that remain available for issuance by the Company.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i) our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally; and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii) our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations; and (b) the availability of specific performance, an injunction, or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii) we express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, buy-in damages, default interest, late charges, monetary penalties, prepayment or make-whole payments, or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process, or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election, or accumulation of rights or remedies; or (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

May 11, 2023 Page 3

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid, and nonassessable; (ii) the Warrants, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company; and (iii) the Warrant Shares, when sold and issued against payment therefore in accordance with the terms of the Warrants, will be validly issued, fully paid, and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) of the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Lynne Bolduc
Lynne Bolduc, Esq.